EXHIBIT 5(A)


ALLETE
PHILIP R. HALVERSON
Vice President,
General Counsel and Secretary




                                             January 25, 2001




ALLETE
(legally incorporated as Minnesota Power, Inc.)
30 West Superior Street
Duluth, Minnesota 55802


Ladies and Gentlemen:

          With reference to the Registration Statement on Form S-3 to be filed by ALLETE (legally incorporated as Minnesota Power, Inc.) (the "Company") on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 591,292 shares of the Company's Common Stock, without par value ("Stock") and the Preferred Share Purchase Rights attached thereto ("Rights") (the Stock and the Rights being collectively referred to as the "Shares"), which are to be issued in connection with the Agreement and Plan of Merger, dated as of January 10, 2001, by and among the Company, AA Salvage Company, ComSearch, Inc. and the shareholders of ComSearch, Inc., I am of the opinion that:

          1. The Company is a corporation validly organized and existing under the laws of the State of Minnesota.

          2. All action necessary to make the Stock validly issued, fully paid and non-assessable and the Rights validly issued will have been taken when:

               a) At a meeting or meetings of the Company's Board of Directors (or the Executive Committee of the Board of Directors) favorable action shall have been taken to approve and authorize the issuance and sale of the Shares and any other action necessary to the consummation of the proposed issuance and sale of the Shares;

               b) The Minnesota Public Utilities Commission shall have authorized the issuance and sale of the Shares;

               c) The Stock shall have been issued and delivered for the consideration contemplated in the Registration Statement; and

January 25, 2001
Page 2


               d) The Rights shall have been issued in accordance with the terms of the Rights Agreement dated as of July 24, 1996 between the Company and the Corporate Secretary of the Company, as Rights Agent.

          I am a member of the Minnesota Bar and do not hold myself out as an expert on the laws of any other jurisdiction. As to all of Minnesota law, Thelen Reid & Priest LLP is hereby authorized to rely upon this opinion to the same extent as if this opinion had been addressed to them.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to the reference to me in the Prospectus included in the Registration Statement under the captions "Experts" and "Legal Opinions."

                                             Sincerely,

                                             /s/ Philip R. Halverson

                                             Philip R. Halverson